Exhibit 4.2

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH SECURITIES UNDER THE SECURITIES ACT AND ANY OTHER APPLICABLE SECURITIES LAWS, OR (2) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

IN ADDITION, THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED, OR BE THE SUBJECT OF ANY HEDGING, SHORT SALE, DERIVATIVE, PUT, OR CALL TRANSACTION THAT WOULD RESULT IN THE EFFECTIVE ECONOMIC DISPOSITION OF SUCH SECURITIES BY ANY PERSON, UNTIL JANUARY __, 2010, EXCEPT IN ACCORDANCE WITH FINRA RULE 5110(G)(2).

NEW GENERATION BIOFUELS HOLDINGS, INC.

WARRANT

TO PURCHASE COMMON STOCK

Issue Date:    July 22, 2009 (the “Issue Date”)

THIS WARRANT IS TO CERTIFY THAT, CAPSTONE INVESTMENTS or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from New Generation Biofuels Holdings, Inc., a Florida corporation (the “Company”), ________ shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at $1.60 per share, as adjusted from time to time pursuant to Section 2 hereof (the “Exercise Price”).  Subject to the terms and conditions hereof, this Warrant may be exercised by the Holder at any time after the six month anniversary of the Issue Date but prior to the fifth anniversary of the Issue Date (as further defined herein, the “Expiration Date”), in whole or in part.

Section 1.   Exercise of Warrant.

(a)           Mechanics of Exercise.  (i)  This Warrant may be exercised by the Holder, in whole or in part, by delivering to the Company at its office identified in Section 15 hereof (i) a written notice of exercise, in the form attached hereto as Exhibit A (the “Notice of Exercise”), including the number of Warrant Shares to be delivered pursuant to such exercise, (ii) this Warrant and (iii) (A) payment to the Company of an amount equal to the Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash or wire transfer of immediately available funds or (B) by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 1(c)).

(ii)           The Holder shall not be required to surrender this Warrant in order to effect an exercise hereunder, provided that this Warrant is surrendered to the Company by the second Business Day following the date on which the Company has received each of the Notice of Exercise and the Aggregate Exercise Price (the “Exercise Delivery Documents”).  On or before the first Business Day following the date on which the Company has received the Exercise Delivery Documents, the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of the Exercise Delivery Documents to the Holder and the Company’s transfer agent (the “Transfer Agent”).  The Company shall deliver any objection to the Exercise Delivery Documents on or before the second Business Day following the date on which the Company has received all of the Exercise Delivery Documents.  In the event of any discrepancy or dispute, the records of the Company shall be controlling and determinative in the absence of manifest error.  On or before the third Business Day following the date on which the Company has received all of the Exercise Delivery Documents and after the Company has received this Warrant (the “Share Delivery Date”), the Company shall, (A) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program (the “FAST Program”) and so long as the certificates therefor are not required to bear a legend regarding restriction on transferability, upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system, or (B) if the Transfer Agent is not participating in the FAST Program or if the certificates are required to bear a legend regarding restriction on transferability, issue and dispatch by overnight courier to the address as specified in the Notice of Exercise, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise.  Upon delivery of the Exercise Delivery Documents and surrender of this Warrant, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares, as the case may be.

(iii)           If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than five (5) Business Days after any exercise and at its own expense, issue a new Warrant representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised.  The Company shall pay any and all taxes that may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

(b)           Limitations on Exercises.  (i)  The Company shall not effect the exercise of this Warrant, and the Holder shall not have the right to exercise this Warrant, to the extent that after giving effect to such exercise, such Person (together with such Person’s affiliates) would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such exercise.  For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Person and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (A) exercise of the remaining, unexercised portion of this Warrant beneficially owned by such Person and its affiliates and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such Person and its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein.  Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act.  For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Form 10-K, Form 10-Q, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission (the “SEC”), as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the transfer agent setting forth the number of shares of Common Stock outstanding.  For any reason at any time, upon the written or oral request of the Holder, where such request indicates that it is being made pursuant to this Warrant, the Company shall within two Business Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company by the Holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.  By written notice to the Company, the Holder may increase or decrease the Maximum Percentage to any other percentage not in excess of 4.99% specified in such notice; provided, that any such increase will not be effective until the 61st day after such notice is delivered to the Company.

(ii)           This Warrant may not be exercised to acquire Warrant Shares to the extent that when added to those already beneficially owned by the Holder, for purposes of any shareholder rights plan or agreement that may be adopted by the Company in the future, such Warrant Shares would cause such Holder to acquire beneficial ownership of the percentage of shares of the outstanding Common Stock of the Company which would make the Holder (or any group including the Holder) an “Acquiring Person” thereunder.

(c)           Cashless Exercise.  The Holder may in addition, in its sole discretion and at any time during the term hereof, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “net number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

(X) = Y (A-B)
   A

Where	(X) =	the net number of Warrant Shares to be issued to theHolder;

(Y) =	the number of Warrant Shares issuable upon exercise of this Warrant in accordance with the terms of this Warrant by means of a cash exercise rather than a cashless exercise;

(A) =	the Market Price (as defined below); and

(B) =	the Exercise Price of this Warrant, as adjusted from time to time.

Solely for the purposes of this paragraph, Market Price shall be calculated as of the Trading Day (defined for this purpose as any day on which the equity securities markets are generally open for trading) immediately preceding the date which the Notice of Exercise is deemed to have been sent to the Company pursuant to Section 14 hereof (such preceding date, the “Valuation Date”). As used herein, the phrase “Market Price” shall mean (i) if the Warrant Shares is listed or admitted for trading on a national securities exchange, an automated quotation system or the Over the Counter Bulletin Board, the last reported sale price per share of the Warrant Shares on the Valuation Date, or, in case no such reported sale takes place on such day or is reported, then the average of the last reported per share bid and ask prices for the Warrant Shares on such date (or if such bid and ask prices are not available on such date, the most recent preceding date), in either case as officially reported by such securities exchange, quotation system or Bulletin Board on which the Common Stock is listed or admitted to trading, (ii) if not so listed or admitted for trading, the fair market value of a share of the Warrant Shares as determined by the Company’s board of directors in good faith, or (iii) if such exercise is in connection with a merger or consolidation of the Company in which the Company is not the survivor or in which the Warrant Shares are exchanged for cash or other securities or a sale of all or substantially all of the assets of the Company (collectively, a “Sale”), the implied price per share of the Warrant Shares resulting from such Sale.

For purposes of Rule 144(d) promulgated under the Securities Act, as in effect on the date hereof, assuming the Holder is not an affiliate of the Company, it is intended that the Warrant Shares issued in a Cashless Exercise shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the closing date of the offering pursuant to which the Company was obligated to issue this Warrant.

(d)           The stock certificate or certificates for the Warrant Shares to be delivered in accordance with this Section 1 shall be in such denominations as may be specified in said notice of exercise and shall be registered in the name of the Holder or such other name or names as shall be designated in said notice. Such certificate or certificates shall be deemed to have been issued and the Holder or any other person so designated to be named therein shall be deemed to have become the holder of record of such shares, including to the extent permitted by law the right to vote such shares or to consent or to receive notice as shareholders, as of the time said notice is delivered to the Company as aforesaid.

(e)           The Company shall pay all expenses payable in connection with the preparation, issue and delivery of stock certificates under this Section 1; provided, however, that the Holder shall be responsible for all transfer taxes resulting from the fact that any certificate issued in respect of the Warrant Shares is not in the name of the Holder.

(f)           All Warrant Shares issuable upon the exercise of this Warrant in accordance with the terms hereof shall be validly issued, fully paid and nonassessable, and free from all liens and other encumbrances thereon, other than liens or other encumbrances created by the Holder or restrictions upon transfer under federal or state securities laws.

(g)           In no event shall the warrant be exercised for less than one whole share of the Company except in the case of the final exercise of the warrant, and in such event the Company shall deliver in cash to such holder an amount equal to such fractional interest.

Section 2.   Adjustment of Warrant Shares and Exercise Price.

If the Company at any time on or after the Issue Date subdivides (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the number of Warrant Shares will be proportionately increased and the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time on or after the Issue Date combines (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the number of Warrant Shares will be proportionately decreased and the Exercise Price in effect immediately prior to such combination will be proportionately increased. Any adjustment under this Section 2 shall become effective at the close of business on the date the subdivision or combination becomes effective.

Section 3.   Rights Upon Distribution of Assets.

If the Company shall declare or make any dividend or other distribution of its assets or rights to acquire its assets (but not including distributions subject to Section 4) to the record holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), then any Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of shares of Common Stock entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Exercise Price by a fraction of which (i) the numerator shall be the Weighted Average Price of the shares of Common Stock on the Trading Day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company’s Board of Directors) applicable to one share of Common Stock, and (ii) the denominator shall be the Weighted Average Price of the shares of Common Stock on the Trading Day immediately preceding such record date.

Section 4.   Purchase Rights.

In addition to any adjustments pursuant to Section 2 above, if at any time prior to the Expiration Date the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

Section 5.   Fundamental Transaction.

Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein.  Upon consummation of the Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the Fundamental Transaction, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property purchasable upon the exercise of the Warrant prior to such Fundamental Transaction), such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had this Warrant been converted immediately prior to such Fundamental Transaction, as adjusted in accordance with the provisions of this Warrant.  In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exercise of this Warrant within 90 days after the consummation of the Fundamental Transaction but, in any event, prior to the Expiration Date, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property) purchasable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had the Warrant been exercised immediately prior to such Fundamental Transaction.  The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and shall be applied without regard to any limitations on the exercise of this Warrant.

Section 6.   Reservation and Authorization of Capital Stock.

The Company shall, at all times on and after the date hereof, reserve and keep available for issuance such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants.

Section 7.   Registration and Listing.

(a)           Definition of Registrable Securities.  As used herein, the term “Registrable Securities” means any shares of Common Stock issuable upon the exercise of this Warrant, until the date (if any) on which such shares are eligible to be sold all immediately without registration under the Securities Act and without restrictions pursuant to Rule 144 under the Securities Act and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force.  If requested by the Holder and the Holder furnishes to the Company such certifications as it may reasonably request confirming that the shares of Common Stock issuable upon the exercise of this Warrant will be sold in accordance with Rule 144, the Company will provide new certificates not bearing a legend restricting further transfer for all shares eligible to be sold all immediately without registration under the Securities Act and without restrictions pursuant to Rule 144.

(b)           Incidental Registration Rights.  So long as the Holder is holding Registrable Securities, if the Company, at any time on or after ______________, 2010 and on or before the five (5) year anniversary of the Issue Date, proposes to file a “shelf” registration statement (a “Shelf Registration Statement”) to register any of its securities under the Securities Act (other than in connection with a registration on Form S-4 or S-8 or any successor forms) whether for its own account or for the account of any holder or holders of its shares other than Registrable Securities (any shares of such holder or holders (but not those of the Company and not Registrable Securities) with respect to any registration are referred to herein as, “Other Shares”), the Company shall give prompt (but not less than twenty (20) days prior to the anticipated effectiveness thereof) written notice to the holders of Registrable Securities of its intention to do so.  Upon the written request of any such holder of Registrable Securities made within fifteen (15) days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such holder), except as set forth in Section 7(b)(ii), the Company will include in the Shelf Registration Statement all of the Registrable Securities, to the extent requisite to permit the disposition of the Registrable Securities so to be registered; provided, however, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the Shelf Registration Statement, the Company shall determine for any reason in its sole discretion either to not register, to delay or to withdraw registration of such securities, the Company may, at its election, give written notice of such determination to such holder and, thereupon: (A) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of the holders of Registrable Securities hereunder, (B) in the case of a determination to delay registration, shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other securities (including the Other Shares), without prejudice, however, to the rights of the holders of Registrable Securities hereunder and (C) in the case of a determination to withdraw registration, shall be permitted to withdraw registration, without prejudice, however, to the rights of the holders of Registrable Securities hereunder. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities pursuant to this Section 7(b).

(c)           Registration Procedures.  Whenever the holders of Registrable Securities have properly requested that any Registrable Securities be registered pursuant to the terms of this Warrant, the Company shall use its reasonable best efforts to:

(i)           prepare and file with the SEC the Shelf Registration Statement and use its reasonable best efforts to cause the Shelf Registration Statement to become effective (subject, in each case, to the Company’s rights under Section 7(b) hereof to not register, delay or withdraw the applicable registration of such securities);

(ii)           notify such holders of the effectiveness of each Shelf Registration Statement filed hereunder and prepare and file with the SEC such amendments and supplements to such Shelf Registration Statement and the prospectus used in connection therewith as may be necessary to (A) keep such Shelf Registration Statement effective and the prospectus included therein usable for a period commencing on the date that such Shelf Registration Statement is initially declared effective by the SEC and ending on the date when all Registrable Securities covered by such Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or cease to be Registrable Securities (subject to the reasonable right of the Company to suspend sales under the Shelf Registration Statement during other offerings or at times when the Company reasonably believes that sales of Common Stock thereunder would not be in compliance with the Securities Act), and (B) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Shelf Registration Statement during such period;

(iii)           furnish to such holders such number of copies of such Shelf Registration Statement, each amendment and supplement thereto, the prospectus included in such Shelf Registration Statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such holders;

(iv)           use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as such holders reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable such holders to consummate the disposition in such jurisdictions of the Registrable Securities owned by such holders; provided, however, that the Company shall not be required to: (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph; (B) subject itself to taxation in any such jurisdiction; or (C) consent to general service of process in any such jurisdiction;

(v)           notify such holders, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such Shelf Registration Statement contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein, in light of the circumstances in which they are made, not materially misleading, and, at the reasonable request of the Company, such holders shall not sell any shares of Common Stock under the Shelf Registration Statement until the Company is able to advise such holders that such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances in which they are made, not materially misleading (subject, in each case, to the Company’s rights under Section 7(c)(ii) hereof to suspend sales under the Shelf Registration Statement, it being agreed that upon such occurrence, the Company shall undertake reasonable efforts under the circumstances to correct, by appropriate filing with the SEC, such untrue statements or omissions);

(vi)          provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Shelf Registration Statement;

(vii)         otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement of the Company, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and, at the option of the Company, Rule 158 thereunder;

(viii)         in the event of the issuance of any stop order suspending the effectiveness of a Shelf Registration Statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such Shelf Registration Statement for sale in any jurisdiction, the Company shall use its reasonable best efforts promptly to obtain the withdrawal of such order;

(ix)           use its reasonable best efforts to cause any Registrable Securities covered by such Shelf Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities; and

(d)           Listing.  The Company shall use its Reasonable Best Efforts to secure the listing of the Common Stock underlying this Warrant upon each national securities exchange or automated quotation system upon which shares of Common Stock are then listed or quoted (subject to official notice of issuance) and shall maintain such listing of shares of Common Stock.

(e)           Expenses.  The Company shall pay all Registration Expenses relating to the registration and listing obligations set forth in this Section 7.  For purposes of this Warrant, the term “Registration Expenses” means: (a) all SEC and other registration and filing fees and fees, as applicable, of the Financial Industry Regulatory Authority, Inc. (“FINRA”), (b) all reasonable fees and expenses of complying with securities or blue sky laws, (c) all word processing, duplicating and printing expenses, (d) the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance and (e) premiums and other costs of policies of insurance (if any) against liabilities arising out of the public offering of the Registrable Securities being registered if the Company desires such insurance, if any.

(f)           Information Provided by Holders.  Any holder of Registrable Securities included in any registration shall furnish to the Company such information as the Company may reasonably request in writing to enable the Company to comply with the provisions hereof in connection with any registration referred to in this Warrant.

(g)           FINRA CobraDesk Filings.  In the event that a Shelf Registration Statement covering the Registrable Securities is filed and a filing of such Shelf Registration Statement for review by FINRA via the FINRA’s CobraDesk filing system (“CobraDesk Filing”) is required pursuant to the rules and regulations of FINRA, the Company will prepare and make a COBRADesk Filing of the selling stockholder resale offering described in such Shelf Registration Statement for review by FINRA for the purpose of having the prospectus contained within such Shelf Registration Statement treated as a “base prospectus” in connection with such resale offering.  If the CobraDesk Filing is required, the Company will use its reasonable best efforts to have the CobraDesk Filing approved by FINRA within thirty (30) days of the filing date of the Shelf Registration Statement.  The Company shall bear all expenses of the CobraDesk Filing, if any, including fees and expenses of counsel or other advisors to the Holder.  In all circumstances, the Company shall pay for all FINRA filing fees associated with any CobraDesk Filing.

(h)           Effectiveness Period.  The Company shall use its reasonable best efforts to keep each Shelf Registration Statement contemplated hereunder continuously effective under the Securities Act (subject to the reasonable right of the Company to suspend sales under the Shelf Registration Statement during other offerings or at times when the Company reasonably believes that sales of Common Stock thereunder would not be in compliance with the Securities Act) until the date which is the earlier date of when (A) all Registrable Securities covered by such Shelf Registration Statement have been sold or (B) all Registrable Securities covered by such Shelf Registration Statement may be sold immediately without registration under the Securities Act and without restrictions pursuant to Rule 144 under the Securities Act, as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and reasonably acceptable to the Company’s transfer agent and the affected holders of Registrable Securities.

Section 8.   Noncircumvention.

The Company hereby covenants and agrees that the Company will not, by amendment of its Articles of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder.  Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall use all reasonable efforts to take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant and (iii) shall, so long as any of the Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of the Warrants, the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of the Warrants then outstanding (without regard to any limitations on exercise).

Section 9.   Rights of Shareholders.

Nothing contained herein shall be construed to confer upon the holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the certificates representing the Warrant Shares shall have been issued, as provided herein.

Section 10.   Stock and Warrant Books.

The Company will not at any time, except upon dissolution, liquidation or winding up, close its stock books or warrant books so as to result in preventing or delaying the exercise of any Warrant.

Section 11.   Limitation of Liability.

No provisions hereof, in the absence of affirmative action by the Holder to purchase Warrant Shares hereunder, shall give rise to any liability of the Holder to pay the Exercise Price or as a shareholder of the Company (whether such liability is asserted by the Company or creditors of the Company).

Section 12.   Transfer, Division and Combination.

This Warrant may be transferred without the written consent of the Company. Any Warrants issued upon the transfer of this Warrant shall be numbered and shall be registered in a Warrant Register as they are issued. The Company shall be entitled to treat the registered holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such Warrant on the part of any other person, and shall not be liable for any registration of transfer of Warrants that are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with the knowledge of such facts that its participation therein amounts to bad faith. This Warrant shall be transferable only on the books of the Company upon delivery thereof duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment, or authority to transfer. In all cases of transfer by an attorney, executor, administrator, guardian, or other legal representative, duly authenticated evidence of his or its authority shall be produced. Upon any registration of transfer, the Company shall deliver a new Warrant or Warrants to the person entitled thereto. Notwithstanding the foregoing, the Company shall have no obligation to cause Warrants to be transferred on its books to any person if, in the opinion of counsel to the Company, such transfer does not comply with the provisions of the Securities Act and the rules and regulations thereunder. This Warrant may be divided or combined with other warrants of like tenor and representing in the aggregate a like amount, upon presentation at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. The Company shall pay all expenses in connection with the preparation, issue and delivery of Warrants under this Section 11. The Company agrees to maintain at its aforesaid office books for the registration of the Warrants.

Section 13.   Loss, Destruction of Warrant Certificates.

Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity and/or security satisfactory to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of Warrant Shares.

Section 14.   Amendment and Waiver.

Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if (but only if) the Company has obtained the written consent from the majority of the holders of the Warrant Series; provided, that no such action (other than those contemplated by Sections 3 or 5) may increase the exercise price of this Warrant or decrease the number of shares or class of stock obtainable upon exercise of this Warrant without the written consent of the Holder.  No such amendment shall be effective to the extent that it applies to less than all of the holders of the Warrant Series then outstanding.

Section 15.   Notices Generally.

Any notice, request, consent, other communication or delivery pursuant to the provisions hereof shall be in writing and shall be sent by one of the following means: (i) by registered or certified first class mail, postage prepaid, return receipt requested; (ii) by facsimile transmission with confirmation of receipt; (iii) by overnight courier service; or (iv) by personal delivery, and shall be properly addressed to the Holder at the last known address or facsimile number appearing on the books of the Company, or, except as herein otherwise expressly provided, to the Company at its principal executive office at New Generation Biofuels Holdings, Inc., 1000 Primera Boulevard, Suite 3130, Lake Mary, Florida 32746, (Fax: 321-257-1794), Attention: Cary J. Claiborne, or such other address or facsimile number as shall have been furnished to the party giving or making such notice, demand or delivery.

Section 16.   Successors and Assigns.

This Warrant shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective permitted successors and assigns.

Section 17.   Governing Law.

This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

Section 18.   Dispute Resolution Regarding Exercise Price and Warrant Shares.

In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations within two Business Days of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder.  If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within five Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two Business Days submit the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant.  The Company shall cause the accountant to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten Business Days from the time it receives the disputed determinations or calculations.  Such accountant’s determination or calculation shall be binding upon all parties absent demonstrable error.  The expenses of the accountant will be borne by the Company unless the accountant determines that the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares by the Holder was demonstrably in error, in which case the expenses of the accountant will be borne by the Holder.

Section 19.   Certain Definitions.

As used in this Warrant, unless the context otherwise requires:

“Business Day” shall mean any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized by law to remain closed.

“Fundamental Transaction” shall mean that the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into another Person, (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of either the outstanding shares of Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), (v) reclassify its Common Stock or (vi) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock.

“Eligible Market” shall mean the NYSE Amex, The New York Stock Exchange, Inc., The NASDAQ Global Market, The NASDAQ Global Select Market, The NASDAQ Capital Market, or the OTC Bulletin Board.®

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Expiration Date” shall mean the fifth anniversary of the Issuance Date or, if such date falls on a day other than a Business Day, the next date that is a Business Day.

“Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

“Person” shall mean an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

“Registration Statement” shall mean the Company’s Registration Statement on Form S-3 (No. 333-156449).

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Successor Entity” shall mean the Person formed by, resulting from or surviving any Fundamental Transaction or the Person (or Parent Entity of such Person, if the Successor Entity does not have common stock or equivalent equity security is quoted or listed on an Eligible Market) with which such Fundamental Transaction shall have been entered into.

“Warrant” shall mean this Warrant and all additional or new warrants issued upon division or combination of, or in substitution for, this Warrant. All such additional or new warrants shall at all times be identical as to terms and conditions and date, except as to the number of Warrant Shares for which they may be exercised.

“Warrant Shares” shall mean the shares of the Company’s Common Stock purchasable by the holder of this Warrant upon the exercise of this Warrant.

“Warrant Series” shall mean all warrants substantial identical to this Warrant other than the identity of the Holder issued on or about the Issue Date.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed in its name by its duly authorized officer as of the date first written above.

NEW GENERATION BIOFUELS HOLDINGS, INC.

By:
Name
Title

EXHIBIT A
NOTICE OF EXERCISE

(to be executed only upon exercise of Warrant)

To:	New Generation Biofuels Holdings, Inc.
1000 Primera Boulevard, Suite 3130
Lake Mary, Florida 32746
Attn: Cary J. Claiborne

or such other address notified by the Company to the Holder.

The undersigned holder hereby exercises the right to purchase _________________ of the shares of Common Stock (“Warrant Shares”) of New Generation Biofuels Holdings, Inc., a Florida corporation (the “Company”), evidenced by the attached Warrant to Purchase Common Stock (the “Warrant”).  Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.           Form of Exercise Price.  The Holder intends that payment of the Exercise Price shall be made as:

☐           a “Cash Exercise” with respect to ____________Warrant Shares.

☐           a “Cashless Exercise” with respect to _________________Warrant Shares.

2.           Payment of Exercise Price.  In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $______________ to the Company in accordance with the terms of the Warrant.

3.           Delivery of Warrant Shares.  The Company shall deliver to the holder ____________ Warrant Shares in accordance with the terms of the Warrant.

4.           Representations and Warranties.  By its delivery of this Exercise Notice, the undersigned represents and warrants to the Company that in giving effect to the exercise evidenced hereby the holder will not beneficially own in excess of the number of shares of Common Stock (determined in accordance with Section 13(d) of the Securities Exchange Act of 1934) permitted to be owned under Section 2(b) of this Warrant to which this notice relates.

5.           Delivery.  The shares of Warrant Shares shall be delivered to the following:

______________________________________
______________________________________
______________________________________

[SIGNATURE OF HOLDER]
Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory:

Title of Authorized Signatory:
Date:__________________________